UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________

Axiom Corp.

(Exact name of registrant as specified in its charter)

Colorado	98-1253330
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

380 Vansickle Road, Unit 600 St. Catharines, ON Canada	L2S 0B5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-186078

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.00001 per share, of Axiom Corp., a Colorado corporation (“Axiom”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and Bylaws of Axiom, which are set forth as Exhibits 3.1 and 3.2 to the registration statement on Form S-1 filed on January 17, 2013 and are incorporated herein by reference.

A description of Axiom’s common stock is set forth under “Description of Securities to be Registered” in Axiom’s registration statement on Form S-1 (File No. 333-186078), filed with the U.S. Securities and Exchange Commission on January 17, 2013 and declared effective on April 12, 2013.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant as filed with the Colorado Secretary of State

3.2*	By-laws of the Registrant

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* Previously filed as equivalent exhibit number to the Registrant’s Registration Statement on Form S-1 filed on January 17, 2013 (File No. 333-186078) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Axiom Corp.

Date: July 10, 2015	By:	/s/ Tyler Pearson
Tyler Pearson
Chief Executive Officer